Exhibit 99.1

Simulations Plus Reports Fourth Quarter and Fiscal 2025 Financial Results

Reaffirms fiscal 2026 revenue guidance of $79 to $82 million and adjusted diluted EPS guidance of $1.03 to $1.10

Investor Day on January 21, 2026, to present new product vision and AI solutions

RESEARCH TRIANGLE PARK, NC, December 1, 2025 – Simulations Plus, Inc. (Nasdaq: SLP) (“Simulations Plus” or the “Company”), a global leader in cheminformatics, biosimulation, clinical operations solutions and medical communications that accelerate biopharma innovation, today reported financial results for its fourth quarter and fiscal 2025, ended August 31, 2025.

Fourth Quarter 2025 Financial Highlights (as compared to fourth quarter 2024)

•Total revenue decreased 6% to $17.5 million
•Software revenue decreased 9% to $9.0 million, representing 52% of total revenue
•Services revenue decreased 3% to $8.4 million, representing 48% of total revenue
•Gross profit was $9.8 million; gross margin was 56%
•Net loss of $0.7 million and diluted loss per share of $0.03, compared to net income of $0.8 million and diluted EPS of $0.04
•Adjusted EBITDA of $3.5 million, representing 20% of total revenue, compared to $4.1 million, representing 22% of total revenue
•Adjusted net income of $2.0 million and adjusted diluted EPS of $0.10 compared to adjusted net income of $3.6 million and adjusted diluted EPS of $0.18

Full Year 2025 Financial Highlights (as compared to full year 2024)

•Total revenue increased 13% to $79.2 million
•Software revenue increased 12% to $45.8 million, representing 58% of total revenue
•Services revenue increased 15% to $33.4 million, representing 42% of total revenue
•Gross profit was $46.2 million; gross margin was 58%
•Net loss of $64.7 million and diluted loss per share of $3.22, including a non-cash impairment charge of $77.2 million compared to net income of $10.0 million and diluted EPS of $0.49
•Adjusted EBITDA of $22.0 million, representing 28% of total revenue, compared to $20.3 million, representing 29% of total revenue
•Adjusted net income of $20.7 million and adjusted diluted EPS of $1.03, compared to adjusted net income of $19.4 million and adjusted diluted EPS of $0.95

Management Commentary

"By successfully meeting our revised fiscal 2025 guidance, we have demonstrated Simulations Plus’ resilience and agility in navigating evolving market dynamics,” said Shawn O’Connor, CEO of Simulations Plus. “We delivered 13% revenue growth and achieved 8% growth in both adjusted EBITDA and adjusted EPS. Looking ahead to fiscal 2026, we anticipate low single-digit revenue growth at the mid-point of the guidance range, assuming current market conditions remain. Importantly, we believe we are well-positioned to capture upside should the spending environment improve for our pharmaceutical and biotech clients.”

“The demand environment remains cautious, but we believe adoption of cloud deployment, interoperability, and AI-driven workflows is accelerating across our customer base. Following our successful transition to a functionally optimized structure, our product and technology team is launching an ambitious product vision that links our validated modeling engines with cloud-scale compute, AI-assisted workflows, and a stronger compliance and identity framework. Cloud-scale performance for intensive modeling, AI copilots that simplify complex workflows, and federated data capabilities aligned with enterprise and regulatory expectations will cut cycle times, increase cross-product adoption, and open new enterprise opportunities — all while preserving the accuracy and scientific depth our customers depend on. With validated science at the core of every product, we believe Simulations Plus is well positioned to lead the next chapter of AI-enabled drug development. We look forward to sharing more of our integrated product vision at Investor Day in January, concluded O’Connor.”

Fiscal 2026 Guidance

Simulations Plus is reaffirming its previously provided fiscal year 2026 guidance as follows:

Fiscal 2026 Guidance
Total Revenue	$79M - $82M
Total Revenue Growth	0 - 4%
Software Revenue Mix	57 - 62%
Adjusted EBITDA Margin	26 - 30%
Adjusted Diluted EPS	$1.03 - $1.10

Webcast and Conference Call Details

Shawn O’Connor, Chief Executive Officer, and Will Frederick, Executive Vice President and Chief Financial Officer, will host a conference call and webcast today, December 1st at 5:00 p.m. Eastern Time to discuss the results and certain forward-looking information. The call may be accessed by registering here or by calling 1-877-451-6152 (domestic) or 1-201-389-0879 (international). The webcast can be accessed on the investor relations page of the Simulations Plus website https://www.simulations-plus.com/investorscorporate-profile/corporate-profile/ where it will also be available for replay approximately one hour following the call.

2026 Investor Day

Simulations Plus will hold a Virtual Investor Day on Wednesday, January 21, 2026, to present its new product vision and AI solutions. More details will be provided closer to the event.

Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures,” which are measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

A further explanation and reconciliation of these non-GAAP financial measures is included below and in the financial tables in this release.

The Company believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The Company’s management uses non-GAAP financial measures to, among other things, evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation. Adjusted EBITDA and Adjusted Diluted EPS represent measures that we believe are customarily used by investors and analysts to evaluate the financial performance of companies in addition to the GAAP measures that we present. Our management also believes that these measures are useful in evaluating our core operating results. However, Adjusted EBITDA and Adjusted Diluted EPS are not measures of financial performance under accounting principles generally accepted in the United States of America and should not be considered an alternative to net income, operating income, or diluted EPS as indicators of our operating performance or to net cash provided by operating activities as a measure of our liquidity. We believe the Company’s Adjusted EBITDA and Adjusted Diluted EPS measures provide information that is directly comparable to that provided by other peer companies in our industry, but other companies may calculate non-GAAP financial results differently, particularly related to nonrecurring, unusual items.

Please note that the Company has not reconciled the adjusted EBITDA or adjusted diluted earnings per share forward-looking guidance included in this press release to the most directly comparable GAAP measures because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to acquisitions, financings, and employee stock compensation programs, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Adjusted EBITDA

Adjusted EBITDA represents net income excluding the effect of interest expense (income), provision (benefit) for income taxes, depreciation and amortization, equity-based compensation expense, loss (gain) on currency exchange, impairment charges, change in fair value of contingent consideration, reorganization expense, acquisition and integration expense and other items not indicative of our ongoing operating performance.

Adjusted Net Income and Adjusted Diluted EPS

Adjusted net income and adjusted diluted earnings per share exclude the effect of amortization, equity-based compensation expense, loss (gain) on currency exchange, impairment charges, change in fair value of contingent consideration, reorganization expense, acquisition and integration expense and other items not indicative of our ongoing operating performance as well as the income tax provision adjustment for such charges.

The Company excludes the above items because they are outside of the Company’s normal operations and/or, in certain cases, are difficult to forecast accurately.

About Simulations Plus, Inc.

With more than 25 years of experience serving clients globally, Simulations Plus stands as a premier provider in the biopharma sector, offering advanced software and consulting services that enhance drug discovery, development, research, clinical trial operations, regulatory submissions, and commercialization. Our comprehensive biosimulation solutions integrate artificial intelligence/machine learning (AI/ML), physiologically based pharmacokinetics, physiologically based biopharmaceutics, quantitative systems pharmacology/toxicology, and population PK/PD modeling approaches. We also deliver simulation-enabled performance and intelligence solutions alongside medical communications support for clinical and commercial drug development. Our cutting-edge technology is licensed and utilized by leading pharmaceutical, biotechnology, and regulatory agencies worldwide. For more information, visit our website at www.simulations-plus.com. Follow us on LinkedIn | X | YouTube.

Environmental, Social, and Governance

We focus our Environmental, Social, and Governance (ESG) efforts where we can have the most positive impact. To learn more about our latest initiatives and priorities, please visit our website at SLP ESG Updates.

Forward-Looking Statements

Except for historical information, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties. Words like “believe,” “will”, “can”, “believe”, “expect,” “anticipate” and similar expressions (or the negative of such terms, as well as other words or expressions referencing future events, conditions or circumstances) mean that these are our best estimates as of this writing, but there can be no assurances that expected or anticipated results or events will actually take place, so our actual future results could differ significantly from those statements. These forward-looking statements are based on current assumptions and expectations that involve risks and uncertainties that could cause the actual results to differ materially from those expressed or implied. Factors that could cause or contribute to such differences include, but are not limited to: effectiveness of our new internal operational structure, our ability to maintain our competitive advantages and commercialize AI and cloud-enabled solutions, evolving regulatory and data privacy standards governing AI technologies, acceptance of new software and improved versions of our existing software by our customers, the general economics of the pharmaceutical industry, our ability to finance growth, our ability to continue to attract and retain highly qualified technical staff, market conditions, macroeconomic factors, and a sustainable market. Further information on our risk factors is contained in our quarterly, annual and current reports and filed with the U.S. Securities and Exchange Commission.

Investor Relations Contact:
Lisa Fortuna
Financial Profiles
310-622-8251
slp@finprofiles.com

SIMULATIONS PLUS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

	Years ended August 31,
(in thousands, except per common share amounts)	2025	2024	2023
Revenues
Software	$45,828	$41,024	$36,517
Services	33,351	28,989	23,060
Total revenues	79,179	70,013	59,577
Cost of revenues
Software	9,652	6,478	3,627
Services	23,306	20,384	8,003
Total cost of revenues	32,958	26,862	11,630
Gross profit	46,221	43,151	47,947
Operating expenses
Research and development	6,884	5,754	4,504
Sales and marketing	11,904	8,915	6,558
General and administrative	20,941	22,351	27,660
Impairments	77,221	—	500
Total operating expenses	116,950	37,020	39,222
(Loss) income from operations	(70,729)	6,131	8,725
Other income, net	1,352	6,280	2,970

(Loss) income before income taxes	(69,377)	12,411	11,695
Income tax benefit (expense)	4,659	(2,457)	(1,734)
Net (loss) income	$(64,718)	$9,954	$9,961

(Loss) Earnings per share
Basic	$(3.22)	$0.50	$0.50
Diluted	$(3.22)	$0.49	$0.49

Weighted-average common shares outstanding
Basic	20,101	19,987	20,075
Diluted	20,101	20,301	20,465

Other comprehensive (loss) income, net of tax
Foreign currency translation adjustments	(24)	(105)	167
Unrealized gains (losses) on available-for-sale securities	4	(5)	—
Comprehensive (loss) income	$(64,738)	$9,844	$10,128

SIMULATIONS PLUS, INC.
CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)	August 31, 2025	August 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$30,853	$10,311
Accounts receivable, net of allowance for credit losses of $187 and $149	9,717	9,136
Prepaid income taxes	1,777	2,197
Prepaid expenses and other current assets	7,702	7,753
Short-term investments	1,500	9,944
Total current assets	51,549	39,341
Long-term assets
Capitalized computer software development costs, net of accumulated amortization of $21,863 and $18,727	11,117	12,499
Property and equipment, net	880	812
Operating lease right-of-use assets	407	1,027
Intellectual property, net of accumulated amortization of $9,021 and $5,490	6,197	23,130
Other intangible assets, net of accumulated amortization of $4,399 and $3,177	11,896	23,210
Goodwill	43,717	96,078
Deferred tax assets, net	4,774	—
Other assets	1,399	542
Total assets	$131,936	$196,639
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$470	$602
Accrued compensation	2,010	4,513
Accrued expenses	1,343	2,043
Contracts payable - current portion	—	2,440
Operating lease liability - current portion	206	475
Deferred revenue	2,696	1,996
Total current liabilities	6,725	12,069
Long-term liabilities
Deferred tax liabilities, net	—	1,608
Operating lease liability - net of current portion	410	531
Total liabilities	7,135	14,208
Commitments and contingencies - Note 5
Shareholders' equity
Preferred stock, $0.001 par value — 10,000,000 shares authorized; no shares issued and outstanding	$—	$—
Common stock, $0.001 par value; 50,000,000 shares authorized, 20,137,480 and 20,051,134 shares issued and outstanding	20	20
Additional paid-in capital	159,416	152,308
(Accumulated deficit) retained earnings	(34,364)	30,354
Accumulated other comprehensive loss	(271)	(251)
Total shareholders' equity	124,801	182,431
Total liabilities and shareholders' equity	$131,936	$196,639

SIMULATIONS PLUS, INC.
Reconciliation of Adjusted EBITDA to Net Income (1)
(Unaudited)

(in thousands)

	August 31, 2025	August 31, 2024
Net (loss) income	$(64,718)	$9,954
Excluding:
Interest income and expense, net	(722)	(4,375)
Provision for income taxes	(4,659)	2,457
Depreciation and amortization	8,211	5,665
Stock-based compensation	5,814	5,940
(Gain) loss on currency exchange	(13)	(386)
Impairments	77,221	—
Loss from disposal of fixed assets	23	—
Change in value of contingent consideration	(640)	(1,639)
Reorganization expense	1,462	—
Mergers & Acquisitions expense	(9)	2,641
Adjusted EBITDA	$21,970	$20,257
(1) Numbers may not add due to rounding

SIMULATIONS PLUS, INC.
Reconciliation of Adjusted Diluted EPS to Diluted EPS (1)
(Unaudited)
(in thousands, except Diluted EPS and Adjusted Diluted EPS)

	August 31, 2025	August 31, 2024

Net (loss) Income	$(64,718)	$9,954
Excluding:
Amortization	7,667	5,163
Stock-based compensation	5,814	5,940
(Gain) loss on currency exchange	(13)	(386)
Mergers & Acquisitions expense	(9)	2,641
Change in value of contingent consideration	(640)	(1,639)
Reorganization expense	1,462	—
Impairments	77,221	—
Loss from disposal of fixed assets	23	—
Tax effect on above adjustments	(6,146)	(2,320)
Adjusted Net income	$20,661	$19,353
Weighted-avg. common shares outstanding:
Diluted weighted-avg. common shares outstanding	20,101	20,301

Diluted EPS	$(3.22)	$0.49
Adjusted Diluted EPS	$1.03	$0.95
(1) Numbers may not add due to rounding